                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

                                (Amendment No. )


Check the appropriate box:

|_|      Preliminary Information Statement
|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14(c)-5(d)(2))
|X|      Definitive Information Statement

                         NCO PORTFOLIO MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

|X|      No Fee Required.

|_| Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

    (2)      Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

    (4)      Proposed maximum aggregate value of transaction:

    (5)      Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                         NCO Portfolio Management, Inc.
                               1705 Whitehead Road
                               Baltimore, MD 21207

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 20, 2002

              ----------------------------------------------------

To the Stockholders of NCO Portfolio Management, Inc.:

         The 2002 Annual Meeting of Stockholders of NCO Portfolio Management, Inc. ("NCO Portfolio" or the "Company") will be held on May 20, 2002 at 10:00 a.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, for the purpose of considering and acting upon the following:

         1. To elect two Class II directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as more fully described in the accompanying Information Statement.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only Stockholders of record at the close of business on March 27, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                           By order of the Board of Directors

                                           /s/ MICHAEL J. BARRIST
                                           -------------------------------------
                                           Michael J. Barrist
                                           Chairman of the Board,
                                           President and Chief Executive Officer
Baltimore, Maryland
April 18, 2002

                         NCO Portfolio Management, Inc.
                               1705 Whitehead Road
                               Baltimore, MD 21207
                   ------------------------------------------

                              INFORMATION STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                   ------------------------------------------


         This Information Statement is provided by the Board of Directors of NCO Portfolio Management, Inc. ("NCO Portfolio" or the "Company") in connection with the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on May 20, 2002 at 10:00 a.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, and any adjournments or postponements thereof. This Information Statement is first being mailed to stockholders on or about April 18, 2002.

         Only stockholders of record, as shown on the transfer books of the Company, at the close of business on March 27, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On the Record Date, there were 13,576,519 shares of Common Stock outstanding.

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

         Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the two nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than ten directors, with the exact number fixed by the Board of Directors. The Board of Directors has fixed the number of directors at five. The Bylaws further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually.

         At the Meeting, stockholders will elect two Class II directors to serve for a term of three years and until each of their respective successors is elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

         The following table sets forth information, as of the Record Date, concerning the Company's directors and the nominees for election to the Board of Directors. The director nominees, James D. Rosener and Jeffrey A. Schraeder, were nominated by the Board of Directors and currently serve as directors. The nominees have consented to being named in the Information Statement and to serve if elected.

                                                                                  Director     Term
             Name                       Age                 Position               Since     Expires
------------------------------------    ---     --------------------------------  --------   -------
Michael J. Barrist..................    41      Chairman of the Board, President    1999       2003
                                                and Chief Executive Officer
James D. Rosener (1) (2)............    46      Director                            2001       2002
James T. Hunter (3).................    46      Director                            2001       2004
Jeffrey A. Schraeder (1) (2) (3)....    56      Director                            2001       2002
Alan D. Scheinkman (2) (3)..........    51      Director                            2001       2003

----------
(1) Nominee for director.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

         The following information about the Company's directors is based, in part, upon information supplied by such persons.

         Michael J. Barrist has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 1999. Mr. Barrist has served as Chairman of the Board, President and Chief Executive Officer of NCO Group, Inc. since purchasing that company in 1986. NCO Group, Inc. owns approximately 63% of NCO Portfolio's Common Stock. Mr. Barrist was employed by U.S. Heathcare Inc. from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a Certified Public Accountant.

         James D. Rosener has served as a director since February 2001. Mr. Rosener has been a partner in the law firm of Pepper Hamilton LLP since 1993 and is a member of its executive committee.

         James T. Hunter has served as a director since February 2001. Mr. Hunter is the Managing Director of Commerce Capital Markets, a securities brokerage and investment banking firm, a subsidiary of Commerce Capital Bank, since 2001. Mr. Hunter was employed with Janney Montgomery Scott LLC, a securities brokerage and investment banking firm, from 1987 to 2001, most recently as Managing Director.

         Jeffrey A. Schraeder has served as a director since February 2001. Mr. Schraeder is a technology and manpower executive consultant and served as a director of predecessor Creditrust since 2000. From 1999 until he sold the enterprise in 2001, Mr. Schraeder was a principal at Engine Performance, Inc. where he managed its Consulting and Technology Division. In 1989, Mr. Schraeder co-founded Company Entier, a management consulting firm that provided business process re-engineering services to privately held and public companies as well as federal agencies.

         Alan D. Scheinkman has served as a director since February 2001. Mr. Scheinkman has practiced law with the firm of Epstein, Becker & Green, P.C., New York City since January 2001. From January 1998 to December 2000, Mr. Scheinkman was County Attorney of Westchester County, New York, Counsel to the County Executive and Board of Legislators. Prior to that, Mr. Scheinkman was in private practice with Scheinkman, Fredman & Kosan LLP from September 1990 to December 1997. Mr. Scheinkman is also an adjunct professor of law at Pace University, School of Law and St. John's University, School of Law. Mr. Scheinkman is also a director of SF Holdings Group, Inc.

Board of Directors, Committees and Attendance at Meetings

         The Board of Directors held four meetings during 2001. Each director attended 75% or more of the meetings of the Board and committees of which they were members during 2001.

         The Board of Directors has appointed a Compensation Committee to:

         o make recommendations to the Board of Directors concerning compensation for the Company's executive officers;

         o review general compensation levels for other employees as a group;
           and

         o take such other actions as may be required in connection with the Company's compensation and incentive plans.

         During 2001, the Compensation Committee held three meetings. The Report of the Compensation Committee begins on page 5 of this Information Statement.

         The Board of Directors also has appointed an Audit Committee to:

         o make recommendations concerning the engagement of independent auditors;

         o review with the independent auditors the plans for the scope of the audit, the audit procedures to be utilized and the results of the audit;

         o approve the professional services provided by the independent auditors;

         o review the independence of the independent auditors; and

         o review the adequacy and effectiveness of the Company's internal accounting controls.

         The responsibilities of the Audit Committee are described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which is attached as Appendix A to this Information Statement. The Audit Committee currently consists of Messrs. Rosener, Scheinkman, and Schraeder. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee held three meetings during 2001. The Report of the Audit Committee begins on page 4.

         The Board of Directors has not appointed a standing Nominating Committee. See "Shareholder Proposals" for information concerning the nomination of directors for election.

Director Compensation

         During 2001, each director of the Company who was not also an employee received an annual fee of $10,000 and a fee of $500 for each meeting of the Board or any committee of the Board attended, plus reimbursement of expenses incurred in attending meetings.

         Pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan"), each person who was a non-employee director as of the date of the approval of the 2000 Plan by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant and each person who is re-elected or continues as a non-employee director at each subsequent annual meeting of stockholders automatically is granted an option to purchase 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Each of the directors received an option to purchase 15,000 shares of Common Stock, each at an exercise price of $7.00 per share on March 28, 2001. All of these options granted under the 2000 Plan are exercisable one year after the date of grant, except that they become immediately exercisable upon a "change in control" as defined in the 2000 Plan, and, unless terminated earlier by the terms of the option, expire ten years after the date of grant.

Audit Committee Report

         The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee also discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." The Audit Committee has received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Ernst & Young LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                               The Audit Committee

                                James D. Rosener
                               Alan D. Scheinkman
                              Jeffrey A. Schraeder


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors and nominees for director; (iii) each of the executive officers of the Company; and (iv) the Company's directors, nominees for director and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.


                                                                   Shares Beneficially Owned (2)
                                                                   -----------------------------
                     Name of Beneficial Owner (1)                     Number            Percent
-----------------------------------------------------              ----------           -------
NCO Group, Inc. (3)..................................               8,599,037             63.3%
Michael J. Barrist (4)...............................                 415,494              3.0%
Joshua Gindin (5)....................................                  25,000              *
Michael B. Meringolo (6).............................                  27,082              *
Richard J. Palmer (6)................................                  25,482              *
James T. Hunter (5)..................................                  15,000              *
James D. Rosener (5).................................                  15,000              *
Jeffrey A. Schraeder (7).............................                  15,540              *
Alan D. Scheinkman (5)...............................                  15,000              *
Wellington Management Company, LLP (8)...............                 969,000              7.1%
Whippoorwill Associates, Inc. (9)....................               1,012,061              7.5%
Shelley F. Greenhaus (10)............................               1,012,061              7.5%
David A. Strumwasser (11)............................               1,012,061              7.5%
All directors and executive officers
     as a group (8 persons) (12).....................                 553,598              3.9%

---------------------------
*   Less than 1%

 (1) Unless otherwise specified, the address of these persons is c/o NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, Maryland 21207.

 (2) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

 (3) The number and percentage of shares beneficially owned by NCO Group, Inc. is subject to increase to 8,717,133 and 64.2%, respectively, from the release of shares from escrow upon the resolution of certain disputed and administrative claims from the Creditrust bankruptcy. The address for NCO Group, Inc. is 507 Prudential Road, Horsham, Pennsylvania 19044.

 (4) Includes: (i) 382,161 shares owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and
     (ii) 33,333 shares issuable upon exercise of stock options. Does not include shares of the Company owned by NCO Group, Inc. Mr. Barrist is Chairman of the Board, President and Chief Executive Officer of NCO Group, Inc. and owns more than 10% of the common stock of NCO Group, Inc.

 (5) Represents shares issuable upon exercise of stock options. Does not include shares of the Company owned by NCO Group, Inc. Mr. Gindin is Executive Vice President and General Counsel of NCO Group, Inc. Mr. Gindin is also the Executive Vice President and General Counsel of NCO Portfolio.

 (6) Includes 25,000 shares issuable upon the exercise of stock options.

 (7) Includes 15,000 shares issuable upon the exercise of stock options. Mr. Schraeder has shared investment and voting power with respect to 69 of these shares.

 (8) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP with respect to its ownership of the Company's Common Stock as of December 31, 2001. Wellington Management Company, LLP has shared voting power with respect to 362,400 of these shares and shared investment power with respect to 969,000 of these shares. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

 (9) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission by Whippoorwill Associates, Inc. with respect to its beneficial ownership of the Company's Common Stock as of December 31, 2001. These shares are owned by various limited partnerships, a trust and third party accounts for which Whippoorwill Associates, Inc. has discretionary authority and acts as general partner or investment manager. Whippoorwill Associates, Inc. has shared voting and investment power with respect to these shares. The address of Whippoorwill Associates, Inc. is 11 Martine Avenue, White Plains, New York 10606.

(10) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission by Shelly F. Greenhaus, as a principal, President and Managing Director of Whippoorwill Associates, Inc., with respect to his beneficial ownership of the Company's Common Stock as of December 31, 2001. These shares are owned by various limited partnerships, a trust and third party accounts for which Whippoorwill Associates, Inc. has discretionary authority and acts as general partner or investment manager. Mr. Greenhaus has shared voting and investment power with respect to these shares. The address of Mr. Greenhaus is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, New York 10606.

(11) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission by David A. Strumwasser, as a principal, Managing Director and General Counsel of Whippoorwill Associates, Inc., with respect to his beneficial ownership of the Company's common stock as of December 31, 2001. These shares are owned by various limited partnerships, a trust and third party accounts for which Whippoorwill Associates, Inc. has discretionary authority and acts as general partner or investment manager. Mr. Strumwasser has shared voting and investment power with respect to these shares. The address of Mr. Strumwasser is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, New York 10606.

(12) Includes: (i) 382,161 shares owned by Mrs. Annette Barrist, which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and
     (ii) an aggregate of 168,333 shares issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial stockholders were complied with during the year ended December 31, 2001.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

         The Compensation Committee makes compensation decisions concerning the principal executive officers of the Company. The policies of the Company's compensation program with respect to executive officers are:

         o to provide compensation that will attract and retain superior executive talent;

         o to support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         o to enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of stockholders.

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and a 401(k). The Company seeks to be competitive with compensation programs offered by companies of a similar size within the accounts receivable management industry (based on informal surveys conducted by the Company).

         Base Salary. Generally, the Company enters into long-term employment agreements with its executive officers which establishes, among other things, minimum base salary levels and incentive compensation arrangements. Effective February 20, 2001, the Company entered into employment agreements with Messrs. Barrist, Meringolo and Palmer. In connection with these agreements, minimum base salary levels were set at an amount designed to be competitive with executive positions at similarly situated companies. Under their employment agreements, after giving effect to raises they have received subsequent to those agreements, Messrs. Barrist, Meringolo and Palmer are entitled to receive annual base salaries of $102,700, $205,400 and $154,060, respectively, adjusted each year in accordance with the Consumer Price Index ("CPI").

         Annual Incentive Compensation. Under their employment agreements, Messrs. Barrist, Meringolo and Palmer are entitled to receive an annual bonus of $205,400, $150,000, and $115,545, respectively, if the Company reaches certain revenue and profitability goals as established by the Compensation Committee.

         Stock Options. The Company uses the 2000 Stock Option Plan as a long-term incentive plan for executive officers and key employees. The objectives of the 2000 Plan are to align the long-term interests of officers, key employees and directors of, and important consultants to, the Company with the stockholders by creating a direct link between compensation and shareholder return and to enable such persons to develop and maintain a significant long-term equity interest in the Company. The 2000 Plan authorizes the Compensation Committee to award stock options to the Company's officers, key employees, directors and important consultants. In general under the 2000 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. Information concerning option grants to certain executive officers in 2001 is set forth in the Summary Compensation Table.

         Determination of Compensation of Chief Executive Officer. Mr. Barrist's annual base salary was $100,000 for 2001. Mr. Barrist also was paid a bonus of $100,000 as a result of the achievement of certain revenue and profitability goals determined by the Compensation Committee. Mr. Barrist was awarded options to purchase a total of 125,000 shares of Common Stock during 2001.

         Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. The Compensation Committee has considered the impact of Section 162(m) and believes that it will not have a material adverse effect on the Company.

                           The Compensation Committee
                                 James T. Hunter
                               Alan D. Scheinkman
                              Jeffrey A. Schraeder

Summary Compensation Table

The following table sets forth the compensation earned during the last year by the Chief Executive Officer and the other most highly compensated executive officers of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 2001.

                                                                            Long-Term
                                                                          Compensation
                                                Annual Compensation        Awards (1)
                                              ---------------------       -----------
                                                                           Securities        All Other
                                                                           Underlying         Compen-
    Name and Principal Position      Year        Salary        Bonus        Options (#)       sation (2)
-----------------------------------  ----       --------     --------      -----------       ----------
Michael J. Barrist.................  2001       $ 81,923     $100,000        125,000               --
Chairman, President and Chief
Executive Officer
Michael B. Meringolo...............  2001       $195,286     $100,000        100,000           $2,901
Senior Vice President Operations
Richard J. Palmer..................  2001       $124,046     $ 75,000        100,000           $  930
Senior Vice President and Chief
Financial Officer and Treasurer

----------
(1) The Company did not grant any restricted stock awards or stock appreciation rights during the years presented.

(2) Represents amounts contributed by the Company to the individual's account in NCO Group's 401(k) Profit Sharing Plan and payment of life insurance premiums.

Option Grants in 2001

         The following table sets forth certain information concerning stock options granted during 2001 to each of the executive officers of the Company named in the Summary Compensation Table. All of the options were granted at their fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.


                                                                                       Potential Realizable
                                                                                     Value at Assumed Annual
                                                                                       Rates of Stock Price
                                                                                     Appreciation For Option
                                          Individual Grants                                   Term (1)
                        ---------------------------------------------------------    -------------------------
                                        Percent of
                         Number of         Total
                         Securities       Options
                         Underlying     Granted to
                          Options      Employees in    Exercise        Expiration
         Name             Granted       Fiscal Year     Price             Date            5%          10%
-------------------      ----------    ------------    --------        ----------      --------   ---------
Michael J. Barrist       100,000           17.2%        $7.00            3/28/11       $440,226   $1,115,620
                          25,000            4.3          6.60           12/14/11        103,768      262,968

Michael B. Meringolo      75,000           12.9          7.00            3/28/11        330,170      836,715
                          25,000            4.3          6.60           12/14/11        103,768      262,968

Richard J. Palmer         75,000           12.9          7.00            3/28/11        330,170      836,715
                          25,000            4.3          6.60           12/14/11        103,768      262,968

----------

(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulations of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

Aggregated Option Exercises in 2001 and 2001 Year-End Option Values

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common stock held at the end of 2001 by each of the executive officers named in the Summary Compensation Table.

                                                              Number of Securities
                                                              Underlying Unexercised      Value of Unexercised
                                                                   Options at           In-the-Money Options at
                        Shares Acquired        Value           December 31, 2001         December 31, 2001 (1)
        Name            on Exercise (#)     Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------   ---------------     ------------    -------------------------   -------------------------
Michael J. Barrist             --               --                0 / 125,000                $0 / $22,500
Michael B. Meringolo           --               --                0 / 100,000                $0 / $20,000
Richard J. Palmer              --               --                0 / 100,000                $0 / $20,000

----------
(1) Represents the difference between $7.10, the last sale price of the Common Stock on December 31, 2001, as reported on the Nasdaq National Market, and the exercise price of in-the-money options, multiplied by the number of exercisable or unexercisable options held, as applicable.

Employment Agreements

         On February 20, 2001, the Company entered into employment agreements with Messrs. Barrist, Meringolo and Palmer. The employment agreements of Messrs. Barrist and Palmer terminate on February 20, 2005, subject to any early termination provisions set forth in the agreement. Mr. Meringolo's employment agreement terminates on February 20, 2004, subject to any early termination provisions set forth in the agreement. The employment agreements each provide that, in the case of death of the employee, the employment agreement shall terminate effective as of the date of the employee's death. Additionally, the Company may terminate employment at any time, other than "for cause" (as defined in the agreements), upon at least ninety days prior written notice in the case of Messrs. Barrist and Palmer, and sixty days in the case of Mr. Meringolo. The employee may terminate employment at any time, other than "for cause" (as defined in the agreements), upon at least sixty days prior written notice with respect to Messrs. Barrist, Meringolo and Palmer. If the Company terminates employment, the Company shall pay the employee's base salary for the balance of the employment term, plus a prorated portion of the bonus earned up to the date of termination. If the employee terminates employment, the Company shall pay the employee's base salary through the date of termination. In addition to a non-disclosure covenant, each employment agreement also contains a non-competition or non-interference covenant.


2000 Stock Option Plan

         The Company adopted the NCO Portfolio Management, Inc. 2000 Stock Option Plan (the "2000 Plan") on October 17, 2000. The 2000 Plan was established to provide incentives to motivate and retain the Company's executive management, non-employee directors, key employees and important consultants by encouraging them to invest in the Common Stock and acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the 2000 Plan may be made in cash, shares of Common Stock or a combination of both. The 2000 Plan is administered by the Compensation Committee of the Board of Directors and provides for the grant of incentive stock options and non-qualified stock options. The Compensation Committee is authorized to grant options under the 2000 Plan to all of the Company's eligible employees, including executive officers. Directors who are not also employees of the Company, and important consultants are eligible for grants under the 2000 Plan. Options granted under the 2000 Plan are granted on such terms and at such prices as are determined by the Compensation Committee, except that the per share exercise price of incentive stock options granted under the 2000 Plan cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no incentive stock option may be exercised after the expiration of 10 years from the date of the grant. No option may be granted under the 2000 Plan after October 16, 2010. Incentive stock options granted to an individual who owns (or is deemed to own) 10% or more of the total combined voting power of all classes of the Common Stock must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant, and a term of no more than five years. The Company is authorized to issue 3,000,000 shares of Common Stock upon the exercise of options granted under the 2000 Plan. The Board of Directors has the authority to amend or terminate the 2000 Plan, however certain amendments are subject to shareholder approval.

         All unexercised options terminate three months following the date on which an optionee's employment, or relationship with, the Company or any parent or subsidiary of the Company, terminates other than by reason of disability or death (but not later than the scheduled expiration date) whether or not such termination is voluntary. Any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or ceases to be an employee (but not later than the scheduled termination date). Options are not transferable otherwise than by will or the laws of descent and distribution.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the Nasdaq Other Financial Index, assuming an investment of $100 in each on April 3, 2001, the date that the Company's Common Stock first began trading on the Nasdaq Stock Market, and the reinvestment of all dividends. The Company paid no dividends during the period. The data points used for the performance graph are listed in the chart below.




135 ----------------------------------------------------------------------------


130 ----------------------------------------------------------------------------
                               *

125 ----------------------------------------------------------------------------
                               @

120 ----------------------------------------------------------------------------

                                                                *
115 ----------------------------------------------------------------------------
                                                                @
                                                                #
110 ----------------------------------------------------------------------------


105 ----------------------------------------------------------------------------


100 ---------@#*----------------------------------------------------------------
                                               @

 95 ----------------------------------------------------------------------------
                              #

 90 -------------------------------------------*--------------------------------
                                               #

 85 ----------------------------------------------------------------------------


 80 ----------------------------------------------------------------------------
            4/3/01          6/29/01          9/28/01          12/31/01

        @ Nasdaq Other Financial    # NCO Portfolio     * Nasdaq

Source: Commerce Capital Markets

  Performance Graph Data Points            4/3/01             6/29/01          9/28/01           12/31/01
-------------------------------            ------             -------          -------           --------
NCO Portfolio Management, Inc.              100                 93               89                111
Nasdaq Other Financial                      100                124               98                114
Nasdaq                                      100                129               90                117


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consisted of Messrs. Hunter, Scheinkman and Schraeder for all of 2001. No person who served as a member of the Compensation Committee during 2001 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2001, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

Related Party Transactions

         On February 20, 2001, the Company merged with Creditrust Corporation ("Creditrust")(the "Merger"). Creditrust was a purchaser, collector and manager of defaulted consumer accounts receivable. Creditrust filed for protection under Chapter 11 of the Bankruptcy Code in June 2000. The merger was part of Creditrust's plan of reorganization which was confirmed by the Bankruptcy Court in January 2001. As a result of the Merger, NCO Group, Inc. ("NCO Group"), owns approximately 63% of the Common Stock of the Company. In connection with the Merger, Michael J. Barrist, the Company's Chairman, President and Chief Executive Officer, purchased 382,161 shares of Common Stock for a purchase price of $2 million as part of the plan of reorganization. Mr. Barrist also serves as Chairman, President and Chief Executive Officer of NCO Group. Joshua Gindin, the Company's Executive Vice President and General Counsel, also serves as Executive Vice President and General Counsel of NCO Group.

         As part of the Merger, NCO Group amended its credit agreement with Citizens Bank of Pennsylvania ("Citizens Bank") to provide the Company with a $50 million revolving sub-facility through which NCO Group may borrow to extend credit to the Company. The Company pays interest to NCO Group on outstanding borrowings at an interest rate equal to NCO Group's interest rate under its credit agreement with Citizens Bank plus two percent. As of December 31, 2001, the Company had borrowed $47.1 million under the sub-facility.

         Additionally, as part of the Merger, the Company entered into a ten-year servicing agreement that granted NCO Financial Systems, Inc. ("NCOF"), a wholly owned subsidiary of NCO Group, the right to manage and collect all consumer accounts receivable owned by the Company. Under the agreement, NCOF is paid a servicing fee ranging from 20% to 40% of collections, depending on the nature of the accounts. Management believes that the commission rates paid are reasonable and are consistent with rates charged by other collection agencies for the same type of services. Servicing fees paid to NCOF amounted to $27.5 million for the year ended December 31, 2001.

         During 2001, the Company paid NCO Group $180,000 in costs relating to certain shared services, including office space, human resources, insurance, legal, payroll processing, external reporting, management information systems and certain other administrative services.


                              STOCKHOLDER PROPOSALS

         Under the Company's Bylaws, stockholder proposals with respect to the 2003 Annual Meeting of Stockholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than December 19, 2002. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207, Attention:
Secretary of the Company. Each nomination or proposal must include the information required by the Bylaws. All late or nonconforming nominations will be rejected.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

General

         The Board of Directors has approved the firm of Ernst & Young LLP, Philadelphia, Pennsylvania to serve as the Company's independent auditors for the year ending December 31, 2002. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $159,000.

Financial Information Systems Design and Implementation Fees

         The Company did not engage Ernst & Young LLP to provide professional services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

         The aggregate fee billed for services rendered by Ernst & Young LLP, other than for services covered by the preceding two paragraphs, totaled $94,000 for the fiscal year ended December 31, 2001.

         The Audit Committee has considered and determined that the services provided by Ernst & Young LLP are compatible with Ernst & Young LLP maintaining its independence.

                   ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

         This Information Statement is accompanied by the Company's Annual Report to Stockholders for 2001. The Annual Report is not a part of the Information Statement materials.

         Each shareholder can obtain a copy of the Company's Annual Report on Form 10-K for 2001 as filed with the Securities and Exchange Commission, without charge except for exhibits to the reports, by sending a written request to:

                                    NCO Portfolio Management, Inc.
                                    1705 Whitehead Road
                                    Baltimore, Maryland 21207
                                    Attention:  Richard J. Palmer,
                                                Senior Vice President,
                                                Chief Financial Officer and
                                                Treasurer

                                  OTHER MATTERS

         The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting.


                                         By Order of the Board of Directors


                                         /s/ MICHAEL J. BARRIST
                                         ---------------------------------------
                                         Michael J. Barrist
                                         Chairman of the Board,
                                         President and Chief Executive Officer
Baltimore, Maryland
April 18, 2002

                                                                      Appendix A

                         NCO PORTFOLIO MANAGEMENT, INC.
                             AUDIT COMMITTEE CHARTER

Composition

         There shall be a committee of the board of directors (the "Board") to be known as the audit committee which, no later than June 14, 2001, shall have at least three (3) members, comprised solely of independent directors, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, subject to the exception in Rule 4310(c)(26)(B)(ii) of the NASD listing standards.

         Each member of the audit committee shall be able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

         The Board shall elect or appoint a chairman of the audit committee who will have authority to act on behalf of the audit committee between meetings.

Responsibilities

         The responsibilities of the audit committee are as follows:

         1. Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the company consistent with the Independence Standards Board Standard 1.

         2. Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

         3. In view of the outside auditor's ultimate accountability to the Board and the audit committee, as representatives of the stockholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

         4. Review with the outside auditor, the company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         5. Consider, in consultation with the outside auditor and management of the company, the audit scope and procedures.

         6. Review significant findings prepared by the independent auditors and the internal auditing department together with management responses.

         7. Review the financial statements contained in the annual report to stockholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

         8. Meet with the internal auditor (if any), outside auditor or the management privately to discuss any matters that the audit committee, the internal auditor (if any), the outside auditor or the management believe should be discussed privately with the audit committee.

         9. Review and reassess the adequacy of the committee's charter annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

        10. Periodically perform self-assessment of audit committee performance.

        11. Discuss significant financial risk exposures and steps management has taken to monitor, control, and report such exposures. Make such other recommendations to the Board on such matters as may come to its attention and which in its discretion warrant consideration by the Board.

        12. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

Limitations

         The audit committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

         In the event of any conflict between the provisions of this Charter and the provisions of the Bylaws, the provisions in this Charter shall be controlling.




                                       2